Registration No. 33-




                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549

                                           FORM S-8
                                   REGISTRATION STATEMENT
                                             UNDER
                                   THE SECURITIES ACT OF 1933


                                       CRAY RESEARCH, INC.
                     (Exact name of registrant as specified in its charter)

           Delaware                                    39-1161138
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)
                                     655A Lone Oak Drive
                                    Eagan, Minnesota  55121
                    (Address of Principal Executive Offices) (Zip Code)

                                  DEFERRED COMPENSATION PLAN
                                              FOR
                             SENIOR LEVEL AND SENIOR SALES EMPLOYEES
                                    (Full title of the plan)

                                        J. PHILLIP SAMPER
                               Chairman and Chief Executive Officer
                                         Cray Research, Inc.
                                         655A Lone Oak Drive
                                       Eagan, Minnesota  55121
                               (Name and address of agent for service)

                                          (612) 452-6650
              (Telephone number, including area code, of agent for service)

                                              Copy to:
                                          DEAN R. EDSTROM
                                      Doherty, Rumble & Butler
                                      Professional Association
                                      3500 Fifth Street Towers
                                       150 South Fifth Street
                                Minneapolis, Minnesota  55402-4235
                                           (612) 340-5575

CALCULATION OF REGISTRATION FEE


Title of                        Proposed Maximum  Proposed Maximum Amount of
Securities to   Amount to       Offering Price    Aggregate        Registration
be Registered   be Registered   Per Share         Offering Price   Fee


Deferred Compensa-
tion Obligations
and Matching
Contributions(1)  $2,000,000    N/A               $2,000,000       $690


(1) The Deferred Compensation Obligations and Matching Contributions are unsecured obligations of Cray Research, Inc. to pay deferred compensation and to make matching contributions in the future in accordance with the terms of the Cray Research, Inc. Deferred Compensation Plan for Senior Level and Senior Sales Employees.

                              PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") under File No. 1-8028 prior to the date of this Registration Statement, are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

          (a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

    All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

    Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    The Cray Research, Inc. Deferred Compensation Plan for Senior Level and Senior Sales Employees (the "Plan") provides designated employees of the Registrant ("Participant(s)") with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. A brief description of certain aspects of the Plan follows. The official provisions of the Plan are contained in the Plan Document, which controls in the event of a discrepancy.

     (a) The purpose of the Plan is to attract high quality senior level employees and promote an interest in the successful operation of the Registrant.

     (b) The Plan allows a Participant to defer a portion of his or her pre-tax base salary, commissions and annual incentive compensation. The amount deferred will be credited to that Participant's account, and earnings based on one of three methods selected by the Participant will accumulate thereon on a tax-deferred basis.

     (c) Deferrals are eligible for partial matching contributions by the Registrant.

     (d) Benefits from the Plan may be received at retirement in a lump sum or in installments. Upon death, any such benefits not previously paid out will be paid to the designated beneficiary. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary.

     (e) Deferrals credited to each Participant's account will remain a part of the Registrant's general assets until payment and will be subject to the risk of corporate insolvency. Each Participant will be an unsecured general creditor of the Registrant with respect to his or her own Plan benefits. Each Participant's deferred compensation will be mingled with the general funds of the Registrant and may therefore be subject to a lien or security interest of other creditors of the Registrant.

     (f) The total amount of securities being registered pursuant to this Registration Statement is $2,000,000.

     (g) The Registrant reserves the right to amend or terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance, including previous earnings or losses, as of the date of such amendment or termination.

     (h) The Registrant has appointed a Plan Administrator to administer the Plan. The Plan Administrator has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. The Plan Administrator's decisions are final and binding on all Participants.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Article VIII of the Bylaws of the Registrant provides for indemnification of and advance of expenses to directors, officers, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware.

    Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    The Delaware General Corporation Law further provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
    Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Registrant's Certificate of Incorporation contains such a provision.

    The Registrant maintains a directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

 4        -     Deferred Compensation Plan for Senior Level and
                Senior Sales Employees.

 5        -     Opinion of Doherty, Rumble & Butler Professional
                Association.

23.1      -     Consent of KPMG Peat Marwick LLP, independent
                auditors.

23.2      -     Consent of Doherty, Rumble & Butler Professional
                Association (included in Exhibit 5).

24        -     Power of Attorney (included on the signature pages
                of this Registration Statement).

Item 9.  Undertakings.

    (a)    The undersigned Registrant hereby undertakes:
           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to which information in the registration statement; Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

    Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, and the State of Minnesota, on this 20TH day of November, 1995.

							CRAY RESEARCH, INC.



                                   By J. PHILLIP SAMPER
                                      J. Phillip Samper
                                      Chairman and Chief Executive
                                      Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities, and on the dates, indicated. Each person whose signature to the Registration Statement appears below hereby appoints J. Phillip Samper and Laurence L. Betterley, or either of them, as his attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf, individually and in the capacity stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


Signature                       Title                        Date



 J. PHILLIP SAMPER            Chairman, Chief          November 13, 1995
J. Phillip Samper             Executive Officer
                              (Principal Executive
                              Officer) and Director



 LAURENCE L. BETTERLEY        Chief Financial Officer  November 10, 1995
Laurence L. Betterley         (Principal Financial
                              Officer)



 STEVEN E. SNYDER             Corporate Controller	    November 10, 1995
Steven E. Snyder              (Principal Accounting
                              Officer)

 LAWRENCE E. EATON            Director             November 10, 1995
Lawrence E. Eaton



 ROBERT H. EWALD              Director             November 10, 1995
Robert H. Ewald



 CATHERINE M. HAPKA           Director             November 14, 1995
Catherine M. Hapka



 PHILIP G. HEASLEY            Director             November 15, 1995
Philip G. Heasley



 ROBERT G. POTTER             Director             November 9,  1995
Robert G. Potter



 JAN H. SUWINSKI              Director             November 14, 1995
Jan H. Suwinski

                         EXHIBIT INDEX

                                                                         Page

 4   -    Deferred Compensation Plan for Senior Level
          and Senior Sales Employees

 5   -    Opinion of Doherty, Rumble & Butler
          Professional Association

23.1 - Consent of KPMG Peat Marwick LLP, independent auditors

23.2 -    Consent of Doherty, Rumble & Butler Professional
          Association, counsel to the Company (included in Exhibit 5)

24   -    Power of Attorney (included on the signature
          pages of this Registration Statement)

Exhibit 4












CRAY RESEARCH, INC.

DEFERRED COMPENSATION PLAN
For
SENIOR LEVEL and SENIOR SALES EMPLOYEES

PLAN DOCUMENT

                            CRAY RESEARCH, INC.

              DEFERRED COMPENSATION PLAN for SENIOR LEVEL and
                           SENIOR SALES EMPLOYEES


    CRAY RESEARCH, INC. (the "Company") pursuant to the power of amendment reserved to it in section 6.1 of the Cray Research, Inc. Deferred Compensation Plan which was effective as of January 1, 1995, hereby adopts this restatement of said Plan, effective as of January 1, 1996, in order to attract high quality senior level employees and promote an interest in the successful operation of the Company by providing deferred compensation benefits. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the employee's retirement.


ARTICLE 1
Definitions

1.1 When used in this Plan document with initial capital letters the following terms have the meanings indicated unless a different meaning is plainly required by the context.

      Administrator shall mean the Company but the Plan Committee may act for the Company in its capacity as Administrator as more fully described in
Article 9 of the Plan.

      Annual Deferral shall mean the amount of Compensation which the Participant elects to defer for a Plan Year pursuant to Articles 2 and 3 of the Plan.

      Base Salary shall mean the Participant's annual basic rate of pay from the Participant's Participating Employer (excluding Incentive Awards, Commissions, relocation expenses, and other non-regular forms of compensation) before reductions for deferrals under the Plan or the Savings Plan

      Beneficiary shall mean the person or persons or entity designated as such in accordance with Article 10 of the Plan.

      Change in Control shall include a consolidation or merger where more than 75% of the Company's voting stock changes hands, a sale of more than 75% of the Company's assets, a liquidation of more than 75% of the Company's assets, an acquisition by a "beneficial owner", directly or indirectly, of 30% or more of the combined voting power of the outstanding share of capital stock of the Company entitled to vote for the Board of Directors of the Company, or a change in the Board of Directors of the Company which results in fewer than a majority of Directors being incumbent Directors (or Directors nominated by incumbent Directors). Any good faith determination by the Board of Directors of the Company as constituted prior to any consolidation, merger, sale, stock acquisition, change in the Board of Directors or other event as to whether a Change in Control within the meaning of this definition has occurred as a result of such event shall be conclusive.

      Commissions shall mean cash compensation paid annually to certain senior level employees under any Company quota based compensation plan before reductions for deferrals under the Plan or the Savings Plan.

      Company shall mean Cray Research, Inc.

      Compensation shall mean the sum of the Participant's Base Salary, Incentive Award, and Commissions for a Plan Year or other benefit plans sponsored by the Participating Employer of the Participant.

      Deferral Accounts shall mean each account established for a Participant pursuant to Paragraph 5.3 of the Plan.

      Deferral Account Benefit shall mean the benefit which may become payable to the Participant with respect to each Deferral Account as described in
Article 7.

      Deferred Compensation Plan shall mean this Cray Research, Inc. non-qualified elective deferred compensation plan.

      Deferred Payment Year means the year elected by the Participant for the payment of Deferral Account or Matching Account Benefits, pursuant to Articles 2 and 5 of the Plan. The Deferred Payment Year shall not be later than the year in which the Participant will attain age 70.

      Disability shall mean any long-term disability as defined under the Cray Research Long-Term Disability Program. The Administrator, in its complete and sole discretion, shall determine a Participant's Disability. The Administrator may require that the Participant submit to an examination on an annual basis, at the expense of the Company, by a competent physician or medical clinic selected by the Administrator to confirm Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

      Earnings Rates shall mean the notional rate of return (positive or negative) of the Investment Options selected by the Participant for the applicable period, taking into account any fees or charges which would have been incurred had the Deferral Account actually been invested in the Investment Options.

      Eligible Employee shall mean a U.S. employee of a Participating Employer who (i) is designated by the Compensation and Development Committee of the Board of Directors of the Company, or its delegate, as eligible, and (ii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA, and (iii) is employed in a Grade Level at or higher than Customer Service 7, Field 8, Administration 9, Software 10, Hardware 11; Sales Managers, Sales Directors, Sales Vice Presidents; other such levels as may be determined by such Compensation and Development Committee; an equivalent Grade Level specified by the Plan Committee, if the Participating Employer's Grade Levels are structured differently than the Grade Levels of the Company; or any commissioned sales employee who earned in excess of $100,000 in total compensation in the previous Plan Year.

      Employer Matching Account shall mean the bookkeeping account established for a Participant pursuant to Paragraph 5.2.

      Enrollment Period shall mean the periods for open enrollments designated in the sole discretion of the Administrator.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

      Financial Hardship shall mean an unexpected need for cash arising from an illness, Disability, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses shall not, alone, be considered a Financial Hardship.

      Grade Level shall mean the job level associated with the Eligible Employee under the Participating Employer's salary administration plan.

      Incentive Awards shall mean cash awards payable to the Participant under any of the annual incentive plans of the Participant's Participating Employer before reductions for deferrals under the Plan or the Savings Plan.

      Investment Options shall mean the simulated financial investments designated by the Plan Committee each Plan Year for purposes of calculating gains or losses to be credited to a Participant's Deferral Accounts and Employer Matching Account.

      Matching Credits shall mean a Participating Employer's credits to the Participant's Employer Matching Account under Article 4.

      Other Incentive Awards shall mean incentive awards paid in cash which are not Incentive Awards or Commissions and which the Administrator, in its sole and absolute discretion, may permit to be deferred.

      Participant shall mean an Eligible Employee who has elected to participate and completed a Participation Election pursuant to Article 2 of the Plan or an individual who is entitled to an immediate or deferred benefit under this Plan by reason of having been such an Eligible Employee.

      Participating Employer shall mean the Company and each other employer which has adopted and continues to participate in the Plan pursuant to Paragraph 12.10.

      Participation Election shall mean the Participant's written election to participate in the Plan.

      Plan means this Cray Research, Inc. Deferred Compensation Plan for Senior Level and Senior Sales Employees, including amendments thereto.

     Plan Committee shall mean the committee appointed to administer the Plan on behalf of the Company as described Article 9.

      Plan Year shall mean the calendar year.

      Related Employers are any entities which are treated as one employer with a Participating Employer under the provisions contained in Section 414 of the Internal Revenue Code.

      Retirement shall mean a Termination of Service following the Retirement Date.

      Retirement Date shall mean the date on which a Participant attains age
55.

      Savings Plan shall mean the Cray Research, Inc. Retirement Savings Plus Plan as it currently exists and as it may subsequently be amended.

      Scheduled Withdrawal shall mean a distribution of all of the entire amount of Annual Deferrals and earnings thereon credited to the Participant's Deferral Accounts as elected by the Participant pursuant to the provisions of
Article 7.

      Senior Level Employee shall mean a member of the "select group of management or highly compensated employees" under ERISA, and is employed in a Grade Level at or higher than Customer Service 7, Field 8, Administration 9, Software 10, Hardware 11, other such levels as may be determined by such Compensation and Development Committee; an equivalent Grade Level specified by the Plan Committee, if the Participating Employer's Grade Levels are structured differently than the Grade Levels of the Company.

      Senior Sales Employee shall mean a member of the "select group of management or highly compensated employees" under ERISA, and a Sales Manager, Sales Director, Sales Vice President, other such levels as may be determined by such Compensation and Development Committee, an equivalent Grade Level specified by the Plan Committee, if the Participating Employer's Grade Levels are structured differently than the Grade Levels of the Company; or any commissioned sales employee who earned in excess of $100,000 in total compensation in the previous Plan Year.


      Termination of Employment shall mean the Participant's employment with an employer ceasing for any reason whatsoever, whether voluntary or involuntary, other than death.

      Termination of Service shall mean Termination of Employment with all Participating Employers and Related Employers.

      Unscheduled Withdrawal shall mean a distribution of all or a portion of the amounts credited to one or more of the Participant's Deferral Accounts and all or a portion of the vested amounts credited to a Participant's Employer Matching Account as requested by the Participant pursuant to the provisions of
Article 7.

     Valuation Date shall mean the last business day of the month in which Termination of Service, death, or Unscheduled Withdrawal occurs. In the event of a Scheduled Withdrawal or Retirement, the Valuation Date shall mean December 31 of the year preceding the Plan Year in which benefit payments are to be made.

      Vesting shall mean the Participant's right to receive Compensation deferred, Matching Credits, and/or earnings thereon. In the event of an involuntary Termination of Service without cause, the Company retains the right to accelerate vesting to 100%.

      Years Of Plan Participation means the number of years in which an Eligible Employee has participated in the Plan. For this purpose, one year of Plan Participation shall mean full-time employment with a Participating Employer for at least six out of twelve months in a calendar year in which the Participant is making deferrals.


ARTICLE 2
Participation

2.1 Participation Election Form / Annual Deferral. An Eligible Employee shall become a Participant in the Plan on the first day of the Plan Year coincident with or next following the date the employee becomes an Eligible Employee, provided such Eligible Employee has submitted to the Administrator a Participation Election. To be effective, the Eligible Employee must submit the Participation Election to the Administrator during the Enrollment Period designated by the Administrator. In the Participation Election Form, the Eligible Employee shall designate a Beneficiary, the Annual Deferral for the covered Plan Year, the Deferred Payment Year or Years, the form of benefit distributions, the simulated investment options for crediting gains or losses to the account, and any other information or elections required by the Administrator. Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit a newly Eligible Employee to submit a Participation Election within 30 days of that employee becoming eligible, and deferrals shall commence as soon as practical thereafter.

2.2 Annual Deferral. In the Participation Election, and subject to the restrictions in Article 3, the Eligible Employee shall designate the percentage rate of the Annual Deferral for the next Plan Year. The Participation Election shall apply to compensation earned after the date of the election and, except in the case of a newly Eligible Employee, paid in the following Plan Year. The designated percentage must be expressed in whole percentages.

2.3 Duration of Annual Deferral. Annual Deferrals shall commence January 1 of the covered Plan Year and shall continue through December 31 of that Plan Year, except in the case of a newly Eligible Employee.

2.4 Continuation of Participation. An Eligible Employee who has elected to participate in the Plan by making an Annual Deferral shall continue as an active Participant in the Plan until such employee ceases to be an Eligible Employee. A Participant shall not be eligible to elect a new Annual Deferral unless the Participant is an Eligible Employee for the Plan Year for which the election is made. In the event a Participant transfers to a subsidiary of Cray Research, Inc. and that subsidiary does not participate in the Plan, the Participant's Annual Deferral shall cease, and the Participant's Deferral Accounts and Employer Matching Account shall remain in effect until such time as the benefits are distributed as originally elected by the Participant in the Participation Election.


ARTICLE 3
Employee Deferrals

3.1 Deferral Election. The Participation Election shall designate a specified percentage of either Base Salary and/or Incentive Awards and/or Commissions to be deferred. Annual Deferrals under this Plan shall be irrevocable, except as provided under Articles 7 and 8 of the Plan. For deferrals to occur, the Participant must be actively employed by a Participating Employer at the time the Compensation is paid.

3.2 Minimum Annual Deferral. The Annual Deferral must equal or exceed a minimum established by the Administrator. Initially, the minimum deferral is 5% from Base Salary, Incentive Award, or Commissions.

3.3 Maximum Annual Deferral. The Annual Deferral from Base Salary or Commissions for a Plan Year may not exceed 50% of Base Salary or Commissions for Senior Level Employees. The Annual Deferral from Incentive Awards or Commissions for a Plan Year may not exceed 90% of Incentive Awards or Commissions Senior Sales Employees.

3.4 Deferral Above a Floor Amount. A Participant can also elect to defer only portions of the Incentive Award over a floor amount specified by the Participant which would not be deferred.

3.5 Delay Before Payment of Benefit. A Participant cannot elect deferrals to a Deferral Account for which the Participant has elected a Deferred Payment Year for in-service distribution purposes if the deferral will not be credited to the account at least one full calendar year before the Deferred Payment Year.

3.6 Prior Account Balance. Participants in the Plan who have account balances generated in 1995 and are Eligible Employees for 1996 shall have the opportunity once, prior to 1996, and according to procedures established by the Plan Committee, to transfer an existing account balance under the Plan to a Deferral Account. The transfer shall take effect as of the first day of the 1996 Plan Year following initial eligibility. However, in the event of Termination of Service, death, or Retirement within 13 months after the election, benefits shall be paid in accordance with the election made by the Participant under the Plan as it existed before 1996. If such a transfer cannot or is not made under this paragraph, such account balance shall be subject to the terms of the Plan as it existed prior to 1996.

3.7 Vesting. The Participant's right to receive Compensation deferred under this Article 3 shall be 100% vested at all times. The account balance referred to in Paragraph 3.6, shall be 100% vested.


ARTICLE 4
Employer Matching and Other Credits

4.1 Amount. Subject to Paragraph 5.5.2, a Participating Employer's Matching Credit for a Participant in each Plan Year shall equal 50% of the Participant's Compensation from that employer, deferred under this Plan in such Plan Year, but shall not exceed 3% of such Participant's total Compensation. For example, assume a Participant has total Compensation of $125,000 and defers 8% or $10,000. The Employer Matching Credit will be $3,750 (the lesser of 3% of compensation or 50% of the amount deferred).

4.2    Vesting.

4.2.1 Schedule. The Participant's right to receive Matching Credits and gains or losses thereon with respect to the Credit for any Plan Year shall vest according to the following schedule:

                                        Percentage of
              Years of             Participating Employer
         Plan Participation           Matching Credits
                                          Vested

         Less than 4                      	60%
         4, but less than 7               	80%
         7 or more                        	100%

4.2.2 Accelerated Vesting. Notwithstanding the foregoing, the Participant's right to receive the entire balance in the Participant's Employer Matching Account shall be 100% vested upon death, Termination of Service at age 65 or later, Change in Control, or Termination of Plan.

4.3 Special Credit. Each Plan Year, the Participant's Participating Employer shall credit to a Participant's Deferral Accounts established for such Plan Year (in accordance with the Participant's elections which are applicable to Annual Deferrals for the Plan Year) an amount equal to the difference between (i) the amount which would have been credited to the Participant's accounts for such year under the terms of the Savings Plan as a deferred profit sharing or discretionary contribution had the Participant not made an election to defer compensation for that year under this Plan and (ii) the amount credited to the Participant's account under the Savings Plan for that year which is attributable to such contributions. Such credit, if any, shall take place as soon as administratively feasible after the end of Such Plan Year and after those contributions have been made to the Savings Plan for such Plan Year.

4.4 Discretionary Credit.A Participating Employer, in its sole discretion, may determine to credit to a Participant's Deferral Accounts for a Plan Year such additional amounts as it may determine. Such credit, if any, shall take place at such times as the Company may determine.


ARTICLE 5
Deferral Accounts and Employer Matching Account

5.1    Deferral Accounts.

5.1.1 Deferral Accounts. A Participating Employer shall establish on its books up to three Deferral Accounts for each Participant who elects Annual Deferrals under Article 2 of Compensation from that Participating Employer. The Deferral Accounts shall be designated "Account A", "Account B" and "Account C". When completing a Participation Election, the Participant shall indicate the percentage of the Annual Deferral that is to be allocated to one or more of the three Deferral Accounts. The Participant shall elect a different Deferred Payment Year for each such account elected. The Participant shall elect a form of payment for the benefit to be paid upon Retirement. The election of a Deferred Payment Year for an Account is irrevocable. Once the Deferred Payment Year for an account arrives, the Participant shall have the option of designating a new Deferred Payment Year for such account applicable to Annual Deferrals deferred into the account in subsequent Plan Years.

5.1.2 Timing of Credits. The Participating Employer shall credit to the Deferral Accounts the Annual Deferrals under Article 3 as of the same day of the month in which the amounts would have been paid to the Participant but for the deferral.

5.2    Employer Matching Account.

5.2.1 Employer Matching Account. A Participating Employer shall establish on its books an Employer Matching Account for each Participant for whom it establishes an account under Paragraph 5.1.1.

5.2.2 Timing of Credits. The Participating Employer shall credit to the Employer Matching Account the Matching Credits under Article 4 as of the first day of the calendar year next following the year in which the Annual Deferrals generating the Matching Credits were credited to the Deferral Accounts. No such credit shall be provided if the Participant is not employed by a Participating Employer or Related Employer as of the last day of such year.

5.3 Bookkeeping Accounts. The Employer Matching Account and Deferral Accounts of a Participant are solely an accounting device for measuring the benefits that may become payable to a Participant under this Plan. A Participant and the Participant's Beneficiaries shall at all times be general unsecured creditors of the Participating Employer which established (or maintains) such accounts with respect to payment of benefits, with no special or prior right to any Participating Employer assets.

5.4 Statement of Accounts. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Deferral Accounts maintained for such Participant.


ARTICLE 6
Gains And Losses

6.1   Deferral Accounts.

6.1.1 General Crediting. The Participating Employers shall credit gains and losses at the Earnings Rates to the Deferral Accounts as of the end of each month (including during the benefit payment period) and as of the date the Benefit representing the last credits in the account are paid.

6.1.2	Investment Options. The available Investment Options, and the rules and procedures for allocating the Deferral Accounts among such options (including the frequency of changes to such allocations both before and after retirement), shall be determined by the Administrator. The Administrator may in its sole discretion amend the Plan's Investment Options from time to time; provided, however, that no Investment Option may include a simulated or other investment in common stock in a Participating Employer or Related Employer. Neither the Administrator, the Company, the Board of Directors of the Company nor any member of the Board or any agent, employee or advisor of such bodies shall be liable for the performance or lack of performance of any Investment Option.

6.1.3 Simulated Investment. The Participant's allocation of deferral among the simulated investments is solely for the purpose of calculating the Earnings Rates. Notwithstanding the method of calculating the Earnings Rates, the Company shall be under no obligation to purchase any investments used for determining Earnings Rates.

6.2    Employer Matching Account.

6.2.1 General Crediting. The Participant's Participating Employer shall credit gains and losses to the Participant's Employer Matching Account as of the last business day of each month and as of the day the benefit representing the last credits in the Employer Matching Account is paid. The Company shall determine the notional number of shares acquired by the deferral using the closing share price as reported in The Wall Street Journal for the last business day of the month. The crediting rate for such purposes shall equal the rate of return (positive or negative) as if the account balance were invested in Cray Research, Inc. Common Stock.

6.2.2 Dividends. A Participant's Participating Employer shall credit additional interest earnings to the Participant's Employer Matching Account to reflect any dividends paid on Cray Research, Inc. Common Stock while the Participant has an Employer Matching Account balance. The credit shall be based on the number of shares of such common stock reflected by the account balance when such dividends are paid, and such dividends shall automatically be notionally re-invested in shares of the Company's common stock. The Company shall determine the notional number of shares using the closing share price as reported in The Wall Street Journal for the last business day of the month in which such dividends are paid.

6.2.3 No Brokerage Fees. The Participant's Participating Employer shall not reduce credits to the Participant's Employer Matching Account by any brokerage fees.

6.2.4 Diversification. The Participant may re-allocate the balance in the Participant's Employer Matching Account to the other Investment Options available for Deferral Accounts when the Participant is 100% vested in the Employer Matching Account.

6.3 Beneficiary Powers. Following the Participant's death, the allocation of any unpaid balances in the Participant's Employer Matching Account and Deferral Accounts shall be as determined by the Participant's Beneficiary, consistent with requirements of this Plan.


ARTICLE 7
Deferral and Employer Matching Account Benefits

The provisions of this Article 7 shall apply separately to each Deferral Account created for each Participant. In addition, the provisions of this
Article 7 shall apply to the Employer Matching Account created for each Participant. Unless indicated otherwise, the Deferral Account Benefit with respect to Retirement benefits under Account A shall include the vested balance of the Employer Matching Account.

7.1	Calculation.  The Deferral Account Benefit shall be an amount equal to the Annual Deferrals credited to the account plus the gains or losses credited to the account.

7.2	Retirement Benefits.

The provisions of this paragraph 7.2 apply to distributions from a Deferral Account if the Participant elects distributions for such account to commence on or after Retirement.

7.2.1 Entitlement. The Participant shall be entitled to retirement benefits under this paragraph 7.2 upon Termination of Service after age 55.

7.2.2 Form of Benefit. The Participant's Participating Employer shall pay the Deferral Account Benefit in the form of benefit the Participant elected for such account. Permissible forms of benefits shall be determined by the Administrator, but shall include a lump sum, monthly installments over 5, 10 or 15 years, or an initial lump sum with the balance paid in monthly installments over 5, 10 or 15 years. Absent an election by the Participant, the benefit shall be paid in monthly installments over 15 years. The Participant election shall be as indicated on the Participation Election on which the Participant first elected deferrals to such account, unless the Participant elected a different form of benefit by a written election filed with the Administrator at least 13 months prior to the Deferred Payment Year and prior to the calendar year in which the participant incurs a Termination of Service, in which case the different form elected shall control. However, the Administrator, in its sole discretion, may ignore any change in the form of benefit elected by the Participant if it determines that the ability to make such changes causes the Deferral Account Benefit to become taxable to the Participant prior to actual receipt of the Benefit payments. If installment payments apply, the Administrator shall adjust the amount of each installment to reflect interest credited to the account during the Benefit payment period.


7.2.3 Timing. The Participant's Participating Employer shall commence benefit payments no later than the latest of (i) January 31 following the Participant's Retirement, (ii) 90 days after the Participant's Retirement, or
(iii) January 31 of the Deferred Payment Year.

7.2.4 Small Benefit Exception. Notwithstanding any of the foregoing, if at Retirement the sum of all benefits payable to the Participant from all Deferral Accounts is no greater than $10,000, the Administrator may, in its sole discretion, elect to pay such benefits in a single lump sum. If the installment payments are less than $300 each, the Administrator may, in its sole discretion, elect to shorten the benefit payment period.

7.3    Scheduled Withdrawals.

The provisions of this Paragraph 7.3 apply if the Participant elects in-service distributions from a Deferral Account by specifying a Deferred Payment Year on the Participation Election creating such account. Scheduled withdrawals are not permitted from a Participant's Employer Matching Account.

7.3.1 Entitlement. If the Participant continues to be employed by a Participating Employer or Related Employer to the Deferred Payment Year, the Participant's Participating Employer shall commence payment to the Participant of the Deferral Account Benefit.

7.3.2	Form of Benefit.  The Participant's Participating Employer shall pay the Deferral Account Benefit in a single lump sum.

7.3.3 Timing. The Participant's Participating Employer shall pay the benefit in January of the year specified; provided, however, that the Administrator may defer commencement of the payment of benefits for one year if it determines, in its sole discretion, that the Participating Employer would lose the tax deduction for payment of the benefit if the benefit were paid earlier.

7.4 Disability Benefits. If the Participant receives Disability benefits under the Company's Long-Term Disability Program, the Administrator shall pay the Deferral Account Benefits to the Participant in the form they would have been paid had the Participant incurred a Termination of Service at age 55 on the date the disability benefits commence.

7.5 Early Termination Benefits. If the Participant incurs a Termination of Service prior to age 55 for reasons other than Disability or death, the Administrator shall pay the Deferral Account Benefit to the Participant in a lump sum within 90 days after the last day of the month in which the termination occurred; provided, however, that the Administrator may defer payment of the benefit until January of the year following the Participant's termination if it determines, in its sole discretion, that the Administrator would not have taxable income against which the tax deduction would apply if the benefit were paid earlier.

7.6   Unscheduled Withdrawals.

7.6.1 General Provisions. A Participant may request an Unscheduled Withdrawal of all or any portion of the entire amount credited to the Participant's Deferral Accounts, subject to the following restrictions: (i) the minimum withdrawal shall be 25% of the balance of the specified account,
(ii) an election to withdraw 75% or more of the account balance shall be deemed to be an election to withdraw the entire account balance, (iii) an Unscheduled Withdrawal may be made only once a year, and (iv) the Participant's Participating Employer shall deduct (and retain) from the Unscheduled Withdrawal a forfeiture amount of 10% of the amount withdrawn, or such other amount determined by the Administrator to be necessary to maintain the deferral of income taxes on Plan benefits. In addition, if the Participant is employed by the Participant's Participating Employer at the time of the withdrawal, (i) deferrals for the year in which the election for an Unscheduled Withdrawal is made shall cease, and (ii) the Participant shall not recommence deferrals under the Plan until after the end of the Plan Year following the Plan Year in which the election for the Unscheduled Withdrawal is made.

7.6.2 Employer Matching Account. If the Participant has retired, the Participant may make an Unscheduled Withdrawal of all or a portion of the vested amounts credited to the Employer Matching Account, subject to the same forfeiture described under Paragraph 7.6.1. Unscheduled Withdrawals are not permitted from a Participant's Employer Matching Account while the Participant is actively employed by the Participant's Participating Employer except as provided under Paragraph 7.6.3.

7.6.3 Following Change in Control. If the Participant's election for an Unscheduled Withdrawal occurs within two years after a Change in Control, the provisions under both Paragraphs 7.6.1 and 7.6.2 shall apply, except that the forfeiture amount shall be reduced to 5% of the amount withdrawn and the Participant may make an Unscheduled Withdrawal of the Employer Matching Account balance while employed.

7.6.4 Timing of Payment. The Participant's Participating Employer shall pay the Unscheduled Withdrawal amount within 90 days after receiving the request under paragraphs 7.6.1 and 7.6.2, and within 30 days after receiving the request under paragraph 7.6.3.

7.7     Survivor Benefits.

7.7.1 Pre-Termination Death. If the Participant dies prior to Termination of Service for any other reason, the Participant's Participating Employer shall pay to the Participant's Beneficiary a survivor benefit equal to the balance of the Participant's Employer Matching and Deferral Accounts. The Participant's Participating Employer shall pay such amount to the Beneficiary in a cash lump sum within 90 days after the Participant's death.

7.7.2 Post-Termination Death. If the Participant dies after Termination of Service, the Participant's Participating Employer shall pay to the Participant's Beneficiary a survivor benefit equal to the balance of the Participant's Employer Matching and Deferral Accounts, with payment made in a cash lump sum within 90 days after the Participant's death; provided, however, that if the Participant was receiving Benefit installments at the time of death, the Participant's Participating Employer shall not pay the benefits in a lump sum, but shall continue to pay such benefit installments to the Beneficiary at the same time they would have been paid to the Participant.


7.7.3 Alternate Forms of Payment. Within 60 days after the Participant's death, the Beneficiary may petition the Administrator for a different form of benefit payment than that provided above. The Administrator shall have sole discretion in determining whether to grant or deny the Beneficiary's petition.

7.7.4 Small Benefit Exception. Notwithstanding any of the foregoing, if the sum of all benefits payable to the Beneficiary from all Deferral Accounts is no greater than $10,000, the Administrator may, in its sole discretion, elect to pay such benefits in a single lump sum. If the installment payments are less than $300 each, the Administrator may, in its sole discretion, elect to shorten the Benefit payment period.

7.8 Constructive Receipt Distributions. Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount credited to a Participant's account is includable in the gross income of the participant and subject to tax, the Administrator may, in its sole discretion, cause a lump sum cash distribution to be made to the participant of an amount equal to the amount determined to be includable in the participant's gross income.


ARTICLE 8
Conditions Related to Benefits

8.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

8.2 Financial Hardship Distribution. Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrator may in its sole discretion, permit the Participant to accelerate distribution of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. If a distribution is to be made to a Participant on account of Financial Hardship, deferrals for the current Plan Year will cease, and the Participant may not make deferrals under the Plan until one entire Plan Year following the Plan Year in which a distribution based on Financial Hardship was made has elapsed.

8.3 No Right to Participating Employer Assets. The benefits paid under the Plan by a Participant's Participating Employer shall be paid from the general funds of the Participating Employer, and the Participant and any Beneficiary of the participant shall be no more than unsecured general creditors of the Participating Employer with no special or prior right to any assets of the Participating Employer for payment of any obligations hereunder.

8.4 Protective Provisions. The Participant shall cooperate with the Participant's Participating Employer by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder. If the Participant refuses to cooperate, the Participant's Participating Employer shall have no further obligation to the Participant under the Plan.

8.5 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Participant's Participating Employer for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Participant's Participating Employer may provide, at its discretion, for such withholding and tax payments as may be required.

ARTICLE 9
Administration of Plan

The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Plan Administrator. However, the Compensation and Development Committee of the Company's Board of directors may designate a Plan Committee, which shall act on behalf of the Company with respect to its duties and powers as the Administrator subject to any direction of the Company.

The Administrator shall administer the Plan and interpret, construe and apply its provisions as it deems appropriate. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding.

The individuals serving on the Plan Committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

Not withstanding the prior provisions of this Article 9, with respect to officers of the Company who are required to report their holdings of securities of the Company to Section 16(a) of the Securities Exchange Act of 1934, the Compensation and Development Committee, shall act on behalf of the Company as Administrator under this Plan, which shall include, without limitation, the selection of officers for participation in the Plan and decisions concerning timing, pricing and amounts of awards.


ARTICLE 10
Beneficiary Designation

The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations.

If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.



ARTICLE 11
Amendment and Termination of Plan

11.1 Amendment of Plan. The Board of Directors of the Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the balance of the Participant's Deferral Accounts and Employer Matching Account at the time of such amendment and (ii) shall not retroactively decrease the applicable Earnings Rates of the Plan prior to the time of such amendment. The Administrator may amend the Earnings Rates and/or the Investment Options of the Plan prospectively, in which case the Administrator shall notify the Participant of such amendment in writing within thirty (30) days after such amendment.

11.2 Termination of Plan. The Board of Directors of the Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Service for the purpose of calculating Plan benefits, and the Participant's Participating Employer shall pay to the Participant the benefits the Participant is entitled to receive under the Plan as monthly installments over a three (3) year period commencing within ninety (90) days. Notwithstanding the foregoing, if the Participant had previously elected a Scheduled Withdrawal under Paragraph 7.3, and such benefit would otherwise have been paid within three years but for termination of the Plan, the benefit shall be paid in a lump sum.


ARTICLE 12
Miscellaneous

12.1 Successors of the Company. The rights and obligations of a Participating Employer under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Participating Employer.

12.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

12.3 Trust. The Participating Employers shall be responsible for the payment of all benefits under the Plan. At its discretion, a Participating

Employer may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the

Participating Employer's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Participating Employer for purposes of meeting the obligations of the Participating Employer under the Plan.

12.4 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with a Participating Employer.

12.5 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

12.6 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.7 Validity. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

12.8 Waiver of Breach. The waiver by a Participating Employer of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

12.9 Notice. Any notice or filing required or permitted to be given to a Participating Employer under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Participating Employer, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

12.10 Participating Employers. The Administrator may designate any other employer (other than the Company) as eligible to adopt this Plan. Such a designated employer may adopt the Plan as of any date specified by the Administrator. If no date is specified, the eligible employer shall become a Participating Employer as of the date it specifies in its resolutions adopting the plan. If no date is specified by the Administrator or the eligible employer, the eligible employer shall become a Participating Employer as of the first day of the first Plan Year subsequent to the date on which the Administrator has designated the employer as eligible and the employer has adopted the Plan.

A Participating Employer (other than the Company) may withdraw from the Plan at any time after giving written notice of the withdrawal to the Administrator. The Administrator may terminate a participating Employer's participation in the Plan (other than participation by the Company) by giving written notice to that participating Employer. The effective date of that termination hall be specified in the letter and shall be after the date the letter is delivered or mailed.

In the event that a Participating Employer ceases to be a Participating Employer, the plan shall terminate as to that employer and its employees who are participants; however, that participating Employer may act to establish a replacement plan as a continuation of this Plan.

12.11	Authorization.  Whenever the Company, under the terms of this Plan, is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by the Chief Executive Officer of the Company or by any other officer or committee or the Company duly authorized by the Chief Executive Officer of the Company.



ARTICLE 13
Claims and Review Procedures

13.1 Claims Procedure. The Plan Administrator or its designee shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator or its designee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Plan Administrator or its designee determines that there are special circumstances requiring additional time to make a decision, the Plan Administrator or its designee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

13.2 Review Procedure. If a Participant is determined by the Plan Administrator not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Plan Administrator by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Plan Administrator. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. The Plan Administrator shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for additional information, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Plan Administrator, but notice of this deferral shall be given to the Participant. In the event of the death of the Participant, the same procedures shall apply to the Participant's Beneficiaries.

In Witness Whereof, Cray Research, Inc. has caused its name to be hereto subscribed this day of November 17, 1995.

Cray Research, Inc.

By Karalyn J. Harrington

Title: Vice President, Human Resources

Exhibit 5





      November 20, 1995


Cray Research, Inc.
655A Lone Oak Drive
Eagan, MN  55121

Re:Cray Research, Inc.
Deferred Compensation Plan for Senior Level and Senior Sales Employees

Gentlemen:

     We are acting as special counsel for Cray Research, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of $2,000,000 in deferred compensation obligations and matching contributions (the "Obligations") issuable pursuant to the Company's Deferred Compensation Plan for Senior Level and Senior Sales Employees (the "Plan"). A Registration Statement on Form S-8 has been prepared for filing under the Act.

     In connection with the offering of the Obligations, we have examined originals or copies submitted to us that we have assumed are genuine, accurate and complete, of all such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company, and other documents we have deemed necessary or appropriate to require as the basis for the opinions hereinafter expressed. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

     Based and relying solely upon the foregoing, it is our opinion that, when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity.

                                                      Cray Research, Inc.
                                                        November 20, 1995
                                                                   Page 2


     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Opinions" in a related prospectus as having passed upon the validity of the issuance of the Obligations. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    DOHERTY, RUMBLE & BUTLER
                                    PROFESSIONAL ASSOCIATION



                                    By: DEAN R. EDSTROM

Exhibit 23.1


KPMG PEAT MARWICK LLP





                          Independent Auditors' Consent



The Board of Directors
Cray Research, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus included in this Registration Statement on Form S-8.


                                           KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
November 17, 1995